UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2022 (June 30, 2022)

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ARKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(d) Election of Director
On June 30, 2022, the Board of Directors (the “Board”) of Ark Restaurants Corp. (the “Company”) appointed Jessica Kates to serve as a member of the Board. Ms. Kates will serve as a director with a term expiring at the Company's Annual Meeting of Stockholders in 2023. She was also appointed to the Audit Committee of the Board. There are no arrangements or understandings between Ms. Kates and any other person, in each case, pursuant to which Ms. Kates was appointed to serve on the Board. There are no family relationships between Ms. Kates and any other director or executive officer of the Company and there have been no transactions between Ms. Kates and the Company, and none are currently proposed that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Kates satisfies the applicable independent requirements of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended. Ms. Kates will receive the standard compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on January 31, 2022.
Ms. Kates was nominated by the Company's Nominating and Corporate Governance Committee (the “Committee”) after a thorough review of her background, relevant experience and professional and personal reputation. The Committee conducted a search for nominees and considered recommendations from Board members and management of the Company.
On June 30, 2022, the Company entered into an updated indemnification agreement with its directors (the “Indemnification Agreement”), including Ms. Kates, with an effective date as of the date that each director joined the Board. The Indemnification Agreement was entered into in order to incorporate certain updates that reflect current market indemnification practices and will supersede any previous indemnification agreement entered into by the Company with the respective director. As is the case with the Company’s previous form of indemnification agreement, the Indemnification Agreement requires the Company to indemnify the counterparty, to the fullest extent permitted by law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any action or proceeding arising out of such party’s status as a service provider to the Company or one of its subsidiaries or any other company or enterprise to which service is provided at the Company’s request. The foregoing summary and description of the provisions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1 Form of Director and Officer Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: July 5, 2022